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                                                                  EXHIBIT 4.6(a)


                                AMENDMENT NO. 8
                         DATED AS OF DECEMBER 12, 2007
                                    TO OFFER
                          DATED AS OF DECEMBER 3, 2001


         Amendment No. 8 dated as of December 12, 2007 (the "Amendment") between IDEX CORPORATION (the "Borrower") and CALYON NEW YORK BRANCH (the "Lender") to the Offer dated as of December 3, 2001, as amended (the "Offer"), for an uncommitted line of credit by the Lender in favor of the Borrower.

         WHEREAS, the Borrower has requested that the Lender amend the offer by extending the Expiration Date.

         NOW, THEREFORE, IT IS AGREED:

         SECTION 1. Capitalized Terms. All terms used but not otherwise defined herein shall have the meaning ascribed to them in the Offer.

         SECTION 2. Amendments to Offer. Effective as of the date hereof, the Offer is hereby amended as follows:

         Clause (i) in the second paragraph of Section 1 of the Offer is hereby amended to replace the phrase "December 12, 2007" with the phrase "December 12, 2008."

         SECTION 3. Conditions to Effectiveness. This Amendment shall become effective as of the date first written above when the Lender shall have received
(i) counterparts of this Amendment executed by the Borrower and the Lender, and
(ii) such other documents, instruments or agreement as the Lender shall reasonably request.

         SECTION 4. Representations and Warranties. The Borrower hereby represents and warrants that as of the date of effectiveness of this Amendment, all representations and warranties set forth in the Offer are true and correct as of such date, with each reference therein to the Offer meaning a reference to the Offer as amended hereby.

         SECTION 5. Reference to and Effect on Credit Documents.

         (a) Upon the effectiveness hereof, on and after the date hereof, each reference in the Credit Documents to "this Offer", "hereunder", "hereof" or words of like import referring to the Offer and each reference in instruments and documents delivered in connection therewith to "the Offer", "thereunder", "thereof" or words of like import referring to the Offer shall mean and be a reference to the Offer, as amended hereby.
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         (b) Except as expressly modified hereby, the terms and provisions of the Offer and each Credit Document shall remain in full force and effect and is hereby ratified in all respects by the Borrower.

         (c) The execution, delivery and effectiveness of this Amendment shall neither operate as a waiver of any rights, power or remedy of the Lender under any of the Credit Documents nor constitute a waiver of any provision of any of the Credit Documents.

         SECTION 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles (except Section 5-1401 of the New York General Obligations Law to the extent it mandates that the law of the State of New York govern).

         SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

         IN WITNESS WHEREOF, the parties hereto through their duly authorized representatives have set their hand as of the date first written above.


                                         IDEX CORPORATION


                                         By:
                                            -----------------------------
                                         Name:   Heath Mitts
                                         Title:  VP - Corp Finance



                                         CALYON NEW YORK BRANCH


                                         By:
                                            -----------------------------
                                         Name:   Joseph A. Philbin
                                         Title:  Director


                                         By:
                                            -----------------------------
                                         Name:   Melvin G. Smith
                                         Title:  Vice President